Exhibit 10.5

REAFFIRMATION OF GUARANTOR

This REAFFIRMATION OF GUARANTOR (this “Reaffirmation”) is made as of April 14, 2021, by Credit RE Operating Company, LLC, a Delaware limited liability company (“Guarantor”), in connection with that certain Second Amendment to Master Repurchase Agreement and Other Transaction Documents, dated as of the date hereof (the “Second Amendment to Repurchase Agreement”), by and between CLNC Credit 6, LLC, a Delaware limited liability company (“Seller”), and Goldman Sachs Bank USA, a New York State member bank (including any successor thereto, “Purchaser”), to which this Reaffirmation is attached. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Guaranty (as defined below).

(a) Guarantor hereby (i) ratifies and reaffirms all of its obligations, contingent or otherwise under that certain Guaranty, dated as of June 19, 2018, as amended by that certain Amendment to Guaranty, dated as of May 7, 2020, and that certain Second Amendment to Guaranty, dated as of the date hereof, by and between Guarantor and Purchaser (the “Guaranty”), made for the benefit of Purchaser, (ii) agrees and acknowledges that such ratification and reaffirmation is not a condition to the continued effectiveness of the Guaranty and (iii) agrees that neither such ratification and reaffirmation, nor Purchaser’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from Guarantor with respect to any subsequent modifications to the Repurchase Agreement, the Fee Letter, the Guaranty or any other Transaction Document. The Guaranty remains in full force and effect and is hereby ratified and confirmed.

(b) Guarantor hereby acknowledges, agrees and approves the Second Amendment to Repurchase Agreement.

(c) Guarantor represents and warrants to Purchaser, as of the date of this Reaffirmation, as follows:

(i) all representations and warranties made by it in Article IV of the Guaranty are true and correct in all material respects (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(ii) it is duly authorized to execute and deliver this Reaffirmation and has taken all necessary action to authorize such execution, delivery and performance;

(iii) the person signing this Reaffirmation on its behalf is duly authorized to do so on its behalf;

(iv) the execution, delivery and performance by Guarantor of this Reaffirmation and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which Guarantor is a party or which Guarantor is bound by, and in each case that would have a material adverse effect on (x) Guarantor’s ability to perform its obligations in all material respects under the Guaranty, (y) the validity or enforceability of any of the Guaranty, or (z) the rights and remedies of Purchaser under the Guaranty;

(v) this Reaffirmation is a legal and binding obligation of Guarantor and is enforceable against Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights and subject, as to enforceability, to general principals of equity, regardless whether enforcement is sought in a proceeding in equity or at law; and

(vi) this Reaffirmation has been duly executed and delivered by it.

(d) THIS REAFFIRMATION SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

(e) This Reaffirmation may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

[SIGNATURES FOLLOW]

GUARANTOR:

CREDIT RE OPERATING COMPANY, LLC, a Delaware limited liability company

By:	/s/ David A. Palamé
Name: David A. Palamé
Title: Vice President